                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Paul J. Kerz and Phillip Siegel, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent in his name place, and stead, to execute in the name and on behalf of each such person, individually and as a director of Health Management Systems, Inc., a New York corporation (the "Company"), and to file, the Registration Statement of the Company on Form S-4 (the "Registration Statement"), and any and all amendments to the Registration Statement, including any and all post-effective amendments.

     WITNESS our hands on the respective dates set forth below:

                  SIGNATURE                            DATE
---------------------------------------------    ----------------
           /s/  Russell L. Carson                 October 3, 1996
---------------------------------------------
              Russell L. Carson
            /s/  John W. McIntyre                 October 3, 1996
---------------------------------------------
              John W. McIntyre
            /s/  William W. Neal                  October 3, 1996
---------------------------------------------
               William W. Neal
            /s/  Galen D. Powers                  October 4, 1996
---------------------------------------------
               Galen D. Powers
            /s/  Richard H. Stowe                 October 3, 1996
---------------------------------------------
              Richard H. Stowe